EXHIBIT 10.2
                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (this "Agreement") is made this 1st day of May, 1999 (the "Effective Date"), by and between New Commodore Cruise Lines Limited, a corporation organized under the laws of Bermuda ("Company"), and Alan Pritzker ("Employee"). The Company desires to develop, promote and expand its cruise business (the "Company's Cruise Business") and to further such goals to secure the continued services of Employee. In consideration of the premises and the mutual agreements herein, the Company and Employee hereby agree as follows:

         1. EMPLOYMENT.

         The Company hereby employs Employee, and Employee hereby accepts and agrees to such employment, commencing on the Effective Date. Employee shall be employed by the Company and Commodore Holdings Limited as Senior Vice President of Finance and Chief Financial Officer. Employee shall have the duties and responsibilities normally associated with these offices. Employee shall report to the Chief Executive Officer of the Company. Unless earlier terminated under Paragraphs 4 or 7, below, this Agreement shall be in effect for a period of three years (the "Term"). While employed by the Company, Employee shall not, without the prior written consent of the Company, render his professional services to anyone other than the Company, and will devote his full professional time, attention, and best efforts to the business of the Company and the fulfillment of his duties and obligations hereunder. Employee will not, while employed by the Company, accept any position, employment, gratuities, compensation, promises, commitments, reimbursements or funds or the equivalent of funds from any person, corporation, partnership or other business entity whatsoever engaged in any aspect of the business in which the Company is engaged or which is a supplier or customer of the Company.

         2. COMPENSATION.

            (a) For all services rendered by the Employee pursuant to Paragraph 1 hereof, the Company shall pay to and provide for Employee (i) a salary of $150,000 per annum, which salary shall be increased to $156,000 as of October 1, 1999, and (ii) any additional benefits provided herein.

            (b) Employee shall be entitled to such bonuses as the Company grants to him in its sole discretion.

         3. VACATION AND OTHER BENEFITS.

            (a) During the Term, Employee shall be entitled to vacations (without deduction in compensation or benefits) of such duration and at such time or times as may be consistent with prevailing vacation policies of the Company, but not less than three weeks per calendar year. Such vacation time shall be adjusted pro rata for the number of months worked in the initial and final partial years of the Term. Unused available vacation time shall not cumulate from year to year. Unused available vacation time shall be paid to Employee at his normal salary rate in the event of

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termination of this Agreement for any reason. To the extent otherwise eligible,
Employee may participate in any group hospitalization, medical, stock, option, bonus or other similar Company benefit plan which is or may become generally available to executive employees of the Company.

            (b) With respect to medical insurance Employee may elect to maintain his present insurance instead of being covered under the Company's plan. In such event, the Company will pay Employee the lesser of the cost of his medical insurance premiums or the cost to the Company of the premiums saved by not including him in the Company's plan.

         4. INCAPACITY.

            (a) If Employee is unable at any time during the Term of this Agreement to perform his services by reason of physical or mental illness or incapacity, he shall receive his then regular compensation for a cumulative period of 90 days per calendar year but in no event beyond the Term of this Agreement. Such leave time shall be adjusted pro rata for the number of months worked in the initial and final partial years of the Term. Unused medical leave shall not cumulate from year to year. Unused available medical leave shall be paid to Employee at his normal salary rate in the event of termination of this Agreement for any reason. If Employee is unable to consistently perform his material duties under this Agreement for any period of 90 consecutive days by reason of physical or mental illness or incapacity, the Company shall continue payment of Employee's salary for 90 more days after the first 90 days, PROVIDED, HOWEVER after the second 90 days the Company may terminate this Agreement at any time without any further liability to Employee beyond the second 90 days of salary. Periods of consecutive incapacity arising from the same mental or physical condition which are less than 90 days each shall be cumulated and considered consecutive. The Board of Directors of the Company shall determine in its sole discretion in good faith whether Employee is ill or incapacitated for purposes of this Paragraph 4(a).

            (b) In the event of death of Employee at any time during the term of this Agreement, the Company shall pay to his surviving spouse, if any, the pro rata salary to which Employee was entitled through the date of his death plus a death benefit of six months of additional salary. If Employee has no surviving spouse, then the Company shall pay the aggregate amount of such pro rata salary and death benefit to Employee's estate.

         5. EXPENSES. Employee shall be reimbursed by the Company for his ordinary and necessary business expenses upon presentation of receipts therefor to the Company. In addition, he shall receive a car allowance of $500 per month.

         6. TERM. The initial term of this Agreement shall be for a period of three years, unless earlier terminated under Paragraph 4, above, or Paragraph 7, below. The Company has the option to extend this Agreement for two additional years, subject again to Paragraphs 4 and 7. If the Company elects to so extend this Agreement it shall notify Employee in writing not later than six months before the end of the initial term hereof.

         7. TERMINATION FOR CAUSE. If at any time Employee shall (i) commit an act of theft or embezzlement from or fraud on the Company; (ii) shall consistently neglect his duties while employed by the Company (except as provided in Paragraph 4(a)) which behavior continues after

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receiving written notice from the Company that he has been consistently neglecting his duties; (iii) shall willfully refuse to continue his employment with the Company (except as provided in Paragraph 4(a)); (iv) shall fail materially to comply with the Company's policies in good faith; (v) shall be in material breach or default of this Agreement; (vi) shall have materially breached a representation or warranty herein; or (vii) shall commit an act of moral turpitude or illegality that brings the reputation of the Company into public disrepute or causes the Company to be generally viewed unfavorably by customers or suppliers, the Company may forthwith terminate this Agreement by written notice and shall have no further liability hereunder except for compensation accrued to the date of such termination notice or the first date of willful refusal by Employee to continue his employment, as the case may be.

         8. TRADE SECRETS AND EMPLOYMENT OF COMPANY EMPLOYEES.

            (a) During the Term and thereafter, Employee shall not, except as required by Employee's duties to the Company, without the Company's prior written consent, directly or indirectly, disclose, furnish, or cause to be disclosed or furnished, or use to the detriment of the Company any proprietary, confidential or trade secret information, whether or not patentable or copyrightable, belonging to the Company which Employee gains knowledge of during his employment and which was not known to Employee prior to his employment with the Company, whether or not developed by Employee and whether or not marked or designated as proprietary, confidential, or trade secret.

            (b) For a period from the date hereof until six months from the date of his termination of employment with the Company for any reason, Employee shall not, directly or indirectly:

                (1) induce or attempt to induce away, or aid, assist or abet any other party or person in inducing or attempting to induce away any person from his or her employment with the Company;

                (2) hire or attempt to hire any former employee of the Company within one year after the termination for any reason of such employee's employment with the Company;

                (3) take away or attempt to take away, or aid, assist or abet any other party or person in taking away or attempting to take away, any customers of the Company who were such customers at the date of Employee's termination of employment; or

                (4) in any form copy, duplicate or otherwise compile any list of past, present, or potential customers of the Company except on an as-needed basis while employed by the Company and upon termination of Employee's employment with the Company for any reason Employee shall immediately return all such lists, and all copies, duplicates, and compilations thereof, to the Company.

            Employee acknowledges that a violation of this Paragraph 8(b) would lead to inevitable injury to the Company by interference with critical customers and employees of the Company.

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         9. NONCOMPETITION.

            (a) For a period from the date hereof until the date specified in Paragraph 9(b), below, Employee will not, whether individually or as a member of a partnership or as an officer, director, investor, stockholder, creditor, employee or consultant of a corporation or of any other person, limited liability company, partnership or other entity, engage or seek to engage in a business the same as or similar to the Company's Cruise Business in the same market that the Company is operating. The ownership by Employee of 5% or less of the outstanding stock of any corporation engaged in any such competitive business, but whose stock is listed on a national securities exchange or is a NASDAQ listed stock, shall not be deemed by itself to be a violation by Employee of this paragraph. In the event that for any reason there should be a determination by a court of competent jurisdiction that the provisions of this paragraph are too broad or unreasonable or unenforceable as such, then such provisions shall be deemed modified and fully enforceable as so modified to the extent that such a court would find them fair, reasonable and enforceable under the circumstances.

            (b) This Paragraph 9 shall be in effect for the longer of one year or the unexpired term of this Agreement in the event the Employee voluntarily terminates his employment with the Company or the Company terminates the Employee under Paragraph 7. In any other event of termination of this Agreement, this Paragraph 9 shall terminate on the date of the termination of this Agreement.

         10. MATERIALITY AND REMEDIES. Employee acknowledges that a violation of the noncompetition or nondisclosure provisions of Paragraphs 8 and 9 will cause irreparable injury to the Company in that its vital confidential or proprietary knowledge will become public knowledge causing it to lose its competitive advantage and goodwill. Therefore, since damage to the Company will be difficult to ascertain, the Company shall be entitled without the showing or proving of any factual damages sustained to a temporary restraining order or injunction granted by a competent court of equity to prevent a breach or further breach of Paragraphs 8 and 9 of this Agreement. If a court should nevertheless require a showing of damages, then the Company may meet this burden by showing it has a legitimate business interest to protect and that competition itself will be injurious to the Company. Without regard to whether or not the Company seeks or is granted equitable relief, the Company shall not be prejudiced in its right to seek and be awarded damages for breach.

         11. CHANGE OF CONTROL.

             (a) Unless this Agreement has been earlier terminated before a Change of Control of The Company, as defined below, Employee shall have the option in his discretion to terminate this Agreement in writing within 30 days after the date of the Change of Control and receive an amount equal to a continuation of his salary and other benefits for the greater of:

                 (1) one year from the date of the Change of Control, or

                 (2) the time remaining under this Agreement after the date of the Change of Control.

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                 Payment shall be made to Employee in one lump sum within 30 days after receipt of Employee's notice of termination.

             (b) A Change of Control shall have occurred on the date that a majority of the persons on the Board of Directors of the Company are persons (i) who obtained their seats other than in the normal course as a result of death or voluntary resignation and (ii) whose appointment to the Board was not with the approval of the majority of the directors in office immediately before his election to the Board of Directors.

         12. INDEMNIFICATION. The Company shall indemnify Employee including, without limitation, for legal fees, to the fullest extent provided or permitted under Bermuda law to past or current directors and officers of the Company and its affiliates in the performance of their duties which indemnification shall survive the termination of this Agreement, anything else to the contrary in this Agreement notwithstanding.

         13. ARBITRATION. Any disagreement between Employee and the Company concerning the interpretation or fulfillment of this Agreement shall be submitted to arbitration pursuant to the rules then prevailing of the American Arbitration Association in Miami, Florida. The ruling of the arbitrator shall be final and binding on the parties and shall be enforceable in any court having jurisdiction thereof. The arbitrator shall have the authority to award the costs of the arbitration, including, without limitation, the legal fees and costs incurred by the parties, to either party as he deems appropriate.

         14. ENTIRE AGREEMENT. This Agreement contains the entire agreement concerning employment arrangements between the Company and Employee and supersedes all prior written and oral understandings of the parties with respect thereto. This Agreement may not be changed except by a writing signed by the party against whom the enforcement of any waiver, change, extension, modification or discharge is sought.

         15. NOTICES. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and delivered in person or sent by certified mail to the party involved at the address shown on the signature page, or to such other address as either party may specify to the other in writing. The date two days after the date of mailing of such notice shall be deemed to be the date of delivery thereof.

         16. ASSIGNMENT. This Agreement shall inure to the benefit of, and shall be binding upon, the Company, its successors and assigns, Employee, his heirs and personal representatives, but may not be assigned by Employee.

         17. SEVERABILITY. In the event any term, paragraph or provision of this Agreement or its application to any circumstances shall to any extent be deemed invalid or unenforceable, the remainder of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

         18. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

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         19. CONSULTATION OF ATTORNEYS. The Company and Employee acknowledge that they each have had the opportunity to consult its or his respective attorney with respect to this Agreement and that they each understand its contents.

         20. PARAGRAPH HEADINGS. The paragraph headings contained herein are for reference only and shall not in any way

         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first written above.

EMPLOYEE                            COMPANY

                                    NEW COMMODORE CRUISE LINES LIMITED

                                    By: /s/ FREDERICK A. MAYER
                                        ---------------------------------------

/s/ ALAN PRITZKER                   Its: CHIEF EXECUTIVE OFFICER
---------------------------------
Alan Pritzker

ADDRESS:                            ADDRESS:

_________________________________   4000 Hollywood  Boulevard
_________________________________   Suite 385, South Tower
_________________________________   Hollywood, FL  33021

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